Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$15,876
Unrealized Gain (Loss) on Market Value of Futures	136,304
Dividend Income	1,677
Interest Income	7,925
ETF Transaction Fees	350
Total Income (Loss)	$162,132

Expenses
General Partner Management Fees	$3,837
Professional Fees	4,447
Brokerage Commissions	163
Non-interested Directors' Fees and Expenses	56
Prepaid Insurance Expense	61
NYMEX License Fee	77
Total Expenses	8,641
Expense Waiver	(4,037)
Net Expenses	$4,604
Net Income (Loss)	$157,528

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/18	$5,984,336
Withdrawals (50,000 Shares)	(478,245)
Net Income (Loss)	157,528

Net Asset Value End of Month	$5,663,619
Net Asset Value Per Share (600,000 Shares)	$9.44

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612